Exhibit 10.1.11

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Sixth Amendment”) dated as of April 26, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, in its individual capacity, and BANK OF AMERICA, N.A. (collectively, “Lenders”).

RECITALS:

     WHEREAS, Borrowers, Administrative Agent and Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

     1. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

          a. Section 1.1 of the Loan Agreement is hereby amended as follows:

          i. the definition of “Maximum Facility” therein is hereby amended and restated in its entirety to read as follows:

“Maximum Facility” means Seventy Million Dollars ($70,000,000).

          ii. the definition of “Maximum Term Facility” therein is hereby amended and restated in its entirety to read as follows:

“Maximum Term Facility” means, at any time, an amount equal to Sixty Five Million Dollars ($65,000,000).

          b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined term in alphabetical order:

“Sixth Amendment Effective Date” means April 26, 2010.

          c. Annex A to the Loan Agreement is hereby amended and restated in its entirety with Annex A attached hereto.

          d. The definition of “Term Loan Notes” in Section 2.3(c) of the Loan Agreement is hereby amended to include any amendment or modification thereof dated as of the Sixth Amendment Effective Date made in connection with this Sixth Amendment.

          e.  A new Section 2.22 of the Loan Agreement is hereby added as follows:

2.22 Potential Increase in Commitments.

(a) Request for Increase. Provided there exists no Default or Event of Default, upon written notice to the Administrative Agent (which will promptly notify the Lenders), Borrower may from time to time request an increase in the Maximum Term Facility by an aggregate amount (for all such requests) not exceeding Thirty Million Dollars ($30,000,000) at any time; provided that (i) the Maximum Term Facility, after giving effect to each increase hereunder, may not at any time exceed Ninety Five Million Dollars ($95,000,000) in the aggregate, (ii) any such request for an increase shall be in a minimum amount of Ten Million Dollars ($10,000,000) and in multiples of Five Million Dollars ($5,000,000) in excess thereof, and (iii) Borrower may not request more than three (3) such increases. At the time of delivering such notice, Borrower (in consultation with the Administrative Agent) shall specify a reasonable time period within which each Lender is requested to respond (which shall in no event be less than five (5) Business Days from the date of delivery of such written notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its respective Term Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Term Loan Commitment.

(c) Notification by the Administrative Agent; Additional Lenders. The Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder. If the Lenders do not agree to the full amount of a requested increase (in such Lender’s sole option and discretion), the Administrative Agent agrees to use reasonable efforts to invite additional Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel for the remaining amount of such requested increase; provided, each new Lender would be required to have a Term Loan Commitment of at least Ten Million Dollars ($10,000,000).

(d) Increase Effective Date and Allocations. If the Maximum Term Facility is increased in accordance with this Section 2.22, the Administrative Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such increase, the Increase Effective Date and revised Pro Rata Shares.

(e) Conditions to Effectiveness of Increase. As a condition precedent to any such increase, Borrower shall deliver to the Administrative Agent a certificate of a Duly Authorized Officer dated as of the Increase Effective Date (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (with such resolutions and certificate being in form and substance reasonable satisfactory to the Administrative Agent), and (B) no Default or Event of Default exists or shall otherwise result from such increase to the Maximum Term Facility, and Borrower shall (and Borrower shall cause Ultimate Parent and each Subordinated Debt holder to) execute and deliver such additional instruments, amendments, modifications, agreements, certificates, and documents, in form and substance reasonably satisfactory to the Administrative Agent), and satisfy any other condition precedent, as shall reasonably be requested by the Administrative Agent or the Lenders in connection with such increase to the Maximum Term Facility. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Term Loan Commitment, of a direct or participation interest in each then outstanding Term Loan such that, after giving effect thereto, all Term Loan exposure hereunder is held ratably by the Lenders in proportion to their respective Term Loan Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and commitment and letter of credit fees.

     2. No Other Amendments. Notwithstanding the amendments set forth in Section 1 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this Sixth Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Sixth Amendment).

     3. Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. Ultimate Parent and each of Borrowers has the company power and authority (i) to enter into this Sixth Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This Sixth Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this Sixth Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Sixth Amendment and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower);

          d. The execution and delivery of this Sixth Amendment and performance by the Ultimate Parent and each of Borrowers under this Sixth Amendment, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Ultimate Parent or any Borrower which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Ultimate Parent and each of Borrowers, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Ultimate Parent or any Borrower is party or by which Ultimate Parent’s or any Borrower’s assets or properties are bound; and

          e. No Default or Event of Default exists both before and after giving effect to this Sixth Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          f. Pursuant to that certain Amendment to Monitoring Fee Agreement dated as of January 7, 2010 by and between Parent and Manager, no Borrower is or shall hereafter be obligated to pay (or shall otherwise pay) any cash monitoring, management or similar fee to Manager or any other Person pursuant to the Management Agreement or otherwise, without the prior written consent of the Administrative Agent.

     4. Conditions Precedent to Effectiveness of this Sixth Amendment. The amendments contained in Section 1 of this Sixth Amendment shall become effective on the date hereof subject to satisfaction of each of the following:

          a. all of the representations and warranties of the Ultimate Parent and Borrowers under Section 3 hereof, which are made as of the date hereof, being true and correct in all material respects;

          b. receipt by Administrative Agent of duly executed signature pages to this Sixth Amendment from the Ultimate Parent, each of Borrowers and Lenders;

          c. receipt by Administrative Agent of such duly executed and delivered resolutions, certified Organization Documents, good standing certificates, secretary’s certificate, and such other related certificates and documents (if any), reasonably required by Administrative Agent in connection with this Sixth Amendment (each of which must be in form and substance reasonably satisfactory to the Administrative Agent);

          d. receipt by Administrative Agent of true, correct and complete duly executed copies of (i) a Reaffirmation of Pledge Agreement by Parent and Ultimate Parent, and (ii) a Second Modification to Term Loan Note by Borrowers with respect to the Term Loan Note of each Lender, respectively;

          e. within ten (10) days of the date hereof, updated UCC tax, lien, pending suit and judgment searches for (i) Borrower, and (ii) Ultimate Parent, each dated a date reasonably near to the Sixth Amendment Effective Date in all jurisdictions of formation for such entities, respectively, the results of which shall be satisfactory to Administrative Agent in its sole and absolute determination;

          f. receipt by Administrative Agent of an opinion of Paul, Hastings, Janofsky & Walker, LLP, legal counsel to Ultimate Parent, Parent and the other Borrowers, addressed to Administrative Agent, Issuing Lenders and each Lender, in form and substance reasonably satisfactory to Administrative Agent;

          g. receipt by Administrative Agent of the invoiced amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Sixth Amendment pursuant to Section 7 hereof and otherwise due and owing pursuant to the Loan Agreement;

          h. receipt by Administrative Agent of certified copies of all documents evidencing Borrower’s receipt of or satisfaction with any necessary consents, regulatory approvals and any other governmental approvals, if any, with respect to this Sixth Amendment and any other documents provided for herein or to be executed by Borrower, together with; and

          i. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require, if any.

     5. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Sixth Amendment.

          b. Upon the effectiveness of this Sixth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Sixth Amendment.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Sixth Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Sixth Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Sixth Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Sixth Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to

Parent. In no event shall Administrative Agent’s execution and delivery of this Sixth Amendment establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Sixth Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

     6. Release.

          a. In consideration of, among other things, the consents and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Ultimate Parent, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Sixth Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower, Parent and Ultimate Parent acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Sixth Amendment.

          b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Sixth Amendment (and without which the amendments in Section 1 hereof would not have been agreed to by Administrative Agent and Lenders).

     7. Costs, Expenses and Taxes. Without limiting the obligation of Borrower to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Sixth Amendment, Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Sixth Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses.

     8. Counterparts. This Sixth Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     9. Governing Law. This Sixth Amendment shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

     10. Financing Agreement. This Sixth Amendment shall constitute a Financing Agreement.

     11. Severability; Faxes. Any provision of this Sixth Amendment which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     12. Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent, Parent nor any Borrower may assign any of its respective rights or obligations under this Sixth Amendment without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

EXAMWORKS, INC.
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

EXAMWORKS, INC.
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT